Exhibit 99.2

yellow folder, llc

Financial Statements (Unaudited)

For the Three Months Ended March 31, 2022

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YELLOW FOLDER, LLC

Balance Sheets

	(unaudited)
	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$545,341	$548,895
Accounts receivable, net of allowance	92,805	83,451
Other contract assets	73,114	73,114
Prepaid expenses	38,913	59,442
Total current assets	750,173	764,902

Property and equipment, at cost
Computer equipment	1,312,086	1,282,494
Furniture and fixtures	17,690	17,690
	1,329,776	1,300,184
Accumulated depreciation	(1,288,401)	(1,279,161)
Total property and equipment, net	41,375	21,023
Total assets	$791,548	$785,925

LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities:
Accounts payable	$58,157	$42,246
Accrued expenses	115,539	67,628
Capital lease obligations - current portion	-	59,286
Deferred revenues	1,053,219	1,305,475
Total current liabilities	1,226,915	1,474,635

Long-term liabilities:
Capital lease obligations, net of current portion	-	25,546
Total liabilities	1,226,915	1,500,181

Members’ deficit	(435,637)	(714,256)
Total liabilities and members’ deficit	$791,548	$785,925

The accompanying notes are an integral part of the financial statements.

2

YELLOW FOLDER, LLC

Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2022	2021

Sales	$803,613	$666,858

Cost of sales	318,409	197,209

Gross profit	485,204	469,649

Selling, general and administrative expenses	206,315	212,076

Operating income	278,889	257,573

Other expense, net	-	-

Net income	$278,889	$257,573

The accompanying notes are an integral part of the financial statements.

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YELLOW FOLDER, LLC

Statements of Members’ Deficit

For the Three Months Ended March 31, 2022 and 2021

	Class A Units	Class B Units	Members’ Deficit

Balance, December 31, 2020 (Unaudited)	$(1,064,231)	$341,500	$(722,731)

Net Income	257,573	-	257,573

Balance, March 31, 2021 (Unaudited)	$(806,658)	$341,500	$(465,158)

Balance, December 31, 2021	$(1,055,756)	$341,500	$(714,256)

Net Income	278,889	-	278,889

Balance, March 31, 2022 (Unaudited)	$(776,867)	$341,500	$(435,367)

The accompanying notes are an integral part of the financial statements.

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YELLOW FOLDER, LLC

Statement of Cash Flows

(Unaudited)

For the Three Months Ended March 31,
2022

Cash flow from operating activities:
Net income	$278,889
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,240
Changes in operating assets and liabilities:
Accounts receivable	(9,354)
Prepaid expenses	20,529
Accounts payable and accrued expenses	63,822
Deferred revenue	(252,256)
Total adjustments	(168,019)
Net cash provided by operating activities	110,870

Cash flows from investing activities:
Purchases of property and equipment	(29,592)
Net cash used in investing activities	(29,592)

Cash flows from financing activities:
Payment of capital lease obligations	(84,832)
Net cash (used in) financing activities	(84,832)

Net decrease in cash	(3,554)
Cash - beginning of period	548,895
Cash - end of period	$545,341

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and taxes	$6,000

The accompanying notes are an integral part of the financial statements.

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YELLOW FOLDER, LLC

Notes to Financial Statements (Unaudited)

March 31, 2022

Nature and Scope of Business

Yellow Folder, LLC (the Company), located in Carrollton, Texas, is a closely held Texas company whose principal business activities consist of providing document securing/ management services within a private, HIPPA and FERPA compliant database to K-12 school districts across the United States as well as storage and other auxiliary services.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Accounts Receivable and Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms, and are stated at the amount the Company expects to collect from outstanding balances. There are no interest charges on unpaid balances.

The Company’s invoicing is based on agreed-upon contractual terms, and billed at periodic intervals.

Management estimates an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible, which are determined based on historical experience and a current assessment of the general financial conditions affecting the customer base. At March 31, 2022, management has recorded an allowance for doubtful accounts of $19,440.

Property and Equipment

Property and equipment are carried at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs, which do not improve or extend the estimated useful lives of the respective assets, are expensed as incurred. Major improvements or betterments are capitalized. Assets purchased, but not placed in service, are capitalized and depreciation is not computed until the asset is placed in service. When property or equipment is sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Estimated useful lives by major asset class are as follows:

Depreciation expense was approximately $3,080 for the three months ended March 31, 2022 and 2021.

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YELLOW FOLDER, LLC

Notes to Financial Statements (Unaudited)

March 31, 2022

Summary of Significant Accounting Policies (continued)

Revenue Recognition

Revenue is recognized when a performance obligation has been satisfied by transferring control of promised products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services, including any variable consideration.

Nature of Products and Services

The Company has three streams of revenue, Software as a Service (SaaS) related to arrangements that provide customers the use of the Company’s software application, Box storage services and other revenues comprised by; Image processing, retrieval and other miscellaneous professional service offerings. SaaS and Box storage revenues are recognized ratably over time based on the passage of time as the customer receives the benefit. Image processing, retrieval and other miscellaneous service offering revenues are recognized using an input or output method (images scanned or labor hours incurred).

Contract Balances

Timing of revenue recognition may differ from the timing of invoicing to customers. The Company records a contract asset when revenue is recognized prior to invoicing, or deferred revenue when revenue is recognized subsequent to invoicing.

Costs to Obtain a Contract with a Customer

The Company recognizes an asset for the incremental costs of obtaining a contract with a customer if the expected benefit of those costs is longer than one year. The Company has determined that certain sales incentive programs, primarily commissions, meet the requirements to be capitalized. Total capitalized costs to obtain a contract are included in Contract Assets within the accompanying balance sheet and are amortized over a 3-year period.

Income Taxes

The Company is a limited liability company and is taxed as a partnership. Therefore, its taxable income or loss is included in its members’ federal and state income tax returns. Accordingly, no provision for federal or state income taxes is recorded in these financial statements. The Company is subject to local income taxes.

The Company accounts for uncertainty in income taxes in its financial statements as required under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC), 740, Income Taxes. The standard prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition accounting. Management determined there were no material uncertain positions taken by the Company in its tax returns.

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YELLOW FOLDER, LLC

Notes to Financial Statements (Unaudited)

March 31, 2022

Summary of Significant Accounting Policies (continued)

New Accounting Pronouncement

In February 2016, FASB issued ASU 2016-02, Leases, a new standard for both lessees and lessors. Under its core principle, a lessee will recognize lease assets and liabilities on the balance sheet for nearly all lease arrangements. The new standard is effective for annual periods beginning after December 15, 2021. The Company has not yet determined the effect of the pronouncement on the financial statements.

Cash

The Company maintains cash at one financial institution, which may exceed federally insured amounts at various times.

Software Development Costs

The Company continuously monitors its software products and enhancements to remain compatible with standard platforms and file formats. In accordance with ASC 350-40, “Internal-Use Software,” we capitalize purchase and implementation costs of internal use software. Once an application has reached development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. We also capitalize costs related to specific upgrades and enhancements when it is probable that the expenditure will result in additional functionality. Such capitalized costs are stated at cost less accumulated amortization. Amortization is computed over the estimated useful lives of the related assets on a straight-line basis, which is three years. No such costs were capitalized in 2022 or 2021. For the three months ended March 31, 2022 and 2021 the Company expensed research and development costs related to computer software costs of $173,575 and $178,358.

Capital Lease Obligations

As of March 31, 2022 no capital leases remained for certain computer servers and the servers have been fully depreciated as of March 31, 2022. Depreciation expense of the leased servers for the three months ended March 31, 2021 was $19,101. Interest expense charged on capital leases was approximately $950 and $1,624 for the three months ended March 31, 2022 and 2021.

Sales

Revenues within the accompanying statement of operations consist of the following:

	For the three months ended:
	March 31, 2022	March 31, 2021
Software as a service	$672,317	$581,129
Box storage revenues	83,240	63,841
Other revenues	48,056	21,888
Total net revenues	$803,613	$666,858

Contract Assets

Activity in contract assets (deferred commissions) for the three months ended March 31, 2022 and 2021 was as follows:

	March 31, 2022	March 31, 2021
Contract assets, net - beginning of year	$73,114	$13,670
Additions	26,916	3,900
Amortization	(7,474)	(1,381)
Contract assets, net - end of year	$92,556	$16,189

The following is a schedule of the future amortization of deferred commissions as of March 31, 2022:

2023	$47,175
2024	34,114
2025	11,266
Total	92,556

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YELLOW FOLDER, LLC

Notes to Financial Statements (Unaudited)

March 31, 2022

Members’ Equity

As of March 31, 2022 and 2021, the Company had 100,000 shares of Class A units and 683 shares of Class B units issued and outstanding, respectively. The Class B units have no voting rights or decision-making authority. The total of liquidation preference amount in the aggregate for the class A units relative to Class B units is approximately $52,000,000 at March 31, 2022.

Leasing Arrangements

The Company leases an office for its personnel and a storage unit for customer documents both under month to month operating leases. The operating leases have monthly rental payments of $375 and $32, respectively. The Company is responsible for maintenance, taxes and other expenses associated with the leased property.

Total lease expense amounted to approximately $1,200 for the three months ended March 31, 2022 and 2021.

Retirement Plans

The Company has a 401(k) retirement plan covering all eligible employees. The Company may make discretionary matching or profit sharing contributions to the plan. The Company made no contributions to the plan for the three months ended March 31, 2022 and 2021.

Subsequent Events

On April 1, 2022, substantially all of the assets of the Company were sold for a purchase price of approximately $6,500,000 subject to a post-closing net working capital adjustment.

Management has evaluated subsequent events through the date of the Independent Auditor’s Report, the date on which the financial statements were available to be issued.

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